UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2008

(Date of earliest event reported)

______________

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15550 Lightwave Drive

Third Floor

Clearwater, Florida 33760

(Address of Principal Executive Offices)

(727) 324-0046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01

Entry into a Material Definitive Agreement.

On June 27, 2008, Think Partnership Inc. d.b.a. Kowabunga! Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Brady Whittingham, a former Company executive. The Agreement settled the litigation and claims which the Company brought against Mr. Whittingham in U.S. District Court for the District of Utah. Pursuant to the Agreement, the Company received 2,359,406 shares of the Company’s common stock owned by Mr. Whittingham; all his vested stock options were forfeited; all claims to any earnout payments, which he acquired from the April 27, 2006 sale of iLead Media, Inc. to the Company, were forfeited; and a Company subsidiary’s lease of office premises from an affiliate of Mr. Whittingham was early terminated. Mr. Whittingham further agreed for one year not to engage in any business that competes with certain businesses of the Company or to solicit any of the Company’s employees and not to interfere with any business relationships between the Company and its customers or vendors.  He agreed to provide limited consulting services for six month. Mr. Whittingham and the Company exchanged full general releases excepting only claims that arise out of or relate to the Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008	THINK PARTNERSHIP INC.

	By:	/s/ VAUGHN W. DUFF
	Name:	Vaughn W. Duff
	Title:	General Counsel

3